UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ARES CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	33-1089684
(State of incorporation or organization)	(I.R.S. Employee Identification No.)

245 Park Avenue, 44th Floor, New York, New York	10167
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.875% Senior Notes due 2022	The New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-181563

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.  Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby are 5.875% Senior Notes due 2022 (the “Notes”) of Ares Capital Corporation, a Maryland corporation (the “Registrant”).

For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Our Debt Securities” in the Registrant’s Prospectus dated August 16, 2012 included in the Registration Statement on Form N-2 (Registration No. 333-181563) as filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) and the information under the heading “Specific Terms of the Notes and the Offering” in the Registrant’s Prospectus Supplement dated September 20, 2012 as filed with the Commission on September 21, 2012 pursuant to Rule 497 under the Securities Act.  The foregoing Prospectus and Prospectus Supplement are incorporated herein by reference.

Item 2. Exhibits.

4.1	Indenture, dated as of October 21, 2010, between the Registrant and U.S. Bank National Association, as trustee (1)

4.2	Third Supplemental Indenture, dated as of September 25, 2012, between the Registrant and U.S. Bank National Association, as trustee, relating to the 5.875% Senior Notes due 2022 (2)

4.3	Form of 5.875% Senior Note due 2022 (3)

(1)          Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 814-00663) filed October 22, 2010.

(2)          Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 814-00663) filed September 25, 2012.

(3)          Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (File No. 814-00663) filed September 25, 2012.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: October 1, 2012

ARES CAPITAL CORPORATION
(Registrant)

	By:	/s/ Penni F. Roll
	Name:	Penni F. Roll
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.

4.1	Indenture, dated as of October 21, 2010, between the Registrant and U.S. Bank National Association, as trustee (1)

4.2	Third Supplemental Indenture, dated as of September 25, 2012, between the Registrant and U.S. Bank National Association, as trustee, relating to the 5.875% Senior Notes due 2022 (2)

4.3	Form of 5.875% Senior Note due 2022 (3)

(1)          Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 814-00663) filed October 22, 2010.

(2)          Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 814-00663) filed September 25, 2012.

(3)          Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (File No. 814-00663) filed September 25, 2012.